ADDENDUM

THIS ADDENDUM (this “Addendum”) is being entered into for the purposes of serving as additional conditions to that certain Stock Purchase Agreement dated July 23, 2009, (the “SPA”) entered into by and between Management Energy, Inc., a Nevada corporation (the “Company”) and Lotus Asset Management, LLC, a California limited liability company (the “Purchaser”).

WHEREAS, the parties entered into the SPA on July 23, 2009, which provided for the purchase by the Purchaser of 400,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price equal to $1.00 per share (the “Stock Purchase”); and

WHEREAS, the parties now wish to add certain conditions to the Stock Purchase as set forth below.

NOW THEREFORE the parties hereby agree as follows:

1.	This Addendum shall in no way alter, amend or change the meaning of the SPA, except as explicitly set forth herein.

2.	The Company hereby expressly agrees and covenants that it shall not expend any portion of the proceeds of the Stock Purchase without the Purchaser’s prior written consent.

In Witness Whereof, the parties have executed this Stock Purchase Agreement as of the date first written above.

	Management Energy, Inc.		Lotus Asset Management, LLC

By:		By:
	Name:		Name:
	Title:		Title: